EXHIBIT 11

                                    J. Michaels
                             Certified Public Accountant
                                    223 Main Street
                                 Woodbridge, NJ 07095
                                        -----
                                    (732) 634-0148
                                FAX NO. (732) 855-4961





July 15, 1998





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion in the initial Registration Statement on Form N-1A of the MH Elite Portfolio of Funds of our report dated July 15, 1998 on our examination of the Statement of Assets and Liabilities, Statement of Operations and Statement of Changes in Net Assets on such Company. We also consent to the reference to our firm in such Initial Registration Statement.














J. Michaels, CPA





J. Michaels, CPA
Woodbridge, New Jersey 07065









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